Exhibit 10.59

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and shall be effective as of February 22, 2016 (the “Effective Date”), by and between CAPRICOR, INC., a Delaware corporation, whose offices are located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 (the “Company”), and LELAND JAMES GERSHELL, MD, Ph.D., whose address is 205 East 85th Street, Apt. 3G, New York, NY 10028 (“Employee”).

A.     The Company is engaged in the business of developing and commercializing novel therapies for the treatment of diseases and desires to assure itself of the services of Employee by engaging Employee to perform services under the terms of this Agreement;

B.     Employee has a medical background and experience serving as a Chief Financial Officer of a publicly traded corporation and Employee desires to provide services to the Company on the terms herein provided; and

C.     The parties now desire to enter into an Employment Agreement which shall set forth the full terms and conditions of Employee’s employment.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1.            EMPLOYMENT. The Company hereby agrees to employ Employee, and Employee hereby agrees to accept employment with the Company, upon the terms and conditions herein set forth. Employee’s start date shall be February 22, 2016.

2.            DUTIES AND POWERS OF EMPLOYEE

2.1        Duties of Employee. Employee shall serve as the Company’s Chief Financial Officer reporting directly to the Chief Executive Officer or to such other person designated from time to time by the Chief Executive Officer. In that capacity, Employee shall serve as a key member of the Executive Management team and will assume a strategic role in the overall management of the Company. Employee will have primary responsibility for planning, implementing, managing and controlling all financial-related activities of the Company, including responsibility and oversight for accounting, finance, forecasting, strategic planning, deal analysis, investor relationships and private and institutional financings. Employee will also be expected to represent the Company, along with the Chief Executive Officer, at meetings with investment bankers and investors. Employee’s responsibilities shall include, without limitation, performing those Services set forth on Exhibit A, attached hereto and incorporated herein, which may be amended from time at the discretion of the Chief Executive Officer (collectively, the “Services”). Except as otherwise specifically set forth in this Agreement, during the duration of his employment, and except for periods of illness, personal time off, or reasonable leaves of absence, Employee shall devote his full time and attention to the business and affairs of the Company, as such business and affairs now exist and as they hereafter may be changed or added to, under and pursuant to the general direction of the Company’s Board of Directors (the “Board”).

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2.2        Place of Performance. Employee shall be permitted to work from his home office in New York. However, Employee will be expected to spend the time necessary (which could be as much as one to two weeks each month working in the Company’s offices located in Beverly Hills, California) and otherwise as may be required from time to time. If at some time in the future the Company believes it is necessary for you to relocate to California, the Company shall have the right to request that of you.

2.3        Other Activities. During the continuation of his employment hereunder, Employee shall not provide any work or services to any other person or organization without the prior written consent of the Chief Executive Officer, which consent may be withheld in the Chief Executive Officer’s sole and absolute discretion. Nothing contained herein shall prohibit Employee from making passive personal investments in publicly traded companies so long as Employee’s investment does not constitute an equity position greater than five percent (5%) of such company’s outstanding securities.

2.4        Company Policies. By execution of this Agreement, Employee is agreeing to comply with all Company policies, procedures and standards of conduct that are currently in effect or that may be established or modified by the Company from time to time.

3.            COMPENSATION

3.1        Base Salary. In consideration of the Services to be provided by Employee during his employment hereunder, Employee shall receive a base salary of two hundred fifty thousand dollars ($250,000) per annum (the “Base Salary”), which sum shall be payable in semi-monthly installments consistent with Company pay practices.

3.2        Grant of Stock Options. As further consideration for the Services to be provided by Employee hereunder, subject to the approval of the Company’s Board, Employee shall be granted a stock option under Capricor Therapeutics’ 2012 Restated Equity Incentive Plan (the “Stock Plan”) to purchase an aggregate of 166,500 shares of Common Stock of Capricor Therapeutics, Inc. (the “Option Shares”). If granted, 25% of the Option Shares shall vest on the first anniversary of the first day of the month following the date of grant (“Grant Date”) and the remainder will vest at the rate of 1/36 per month on the first day of each succeeding month thereafter over a three-year period. The exercise price for the Option Shares shall be not less than the fair market value of the shares on the Grant Date which will be determined by the closing price of the Common Stock on the Grant Date. The Option Shares shall be further subject to the provisions of the Stock Plan and the applicable Stock Option Agreement to be executed by the Capricor Therapeutics and Employee.

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3.3        Additional Compensation. Along with other Executives of the Company, Employee shall be considered for Base Salary increases, bonuses or additional stock options, the granting of which shall be determined in the sole discretion of the Company’s Compensation Committee and Board of Directors taking into consideration Employee’s performance and the performance of the Company as a whole.

3.4        Deduction of Taxes. The Company shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for Federal Income and Social Security taxes and all other federal, state or local taxes now applicable or that may be enacted and become applicable in the future.

4.            OTHER BENEFITS

4.1      Insurance. Commencing on the first day of the month following the thirty (30) day period after the commencement of employment and so long as Employee remains employed by the Company, Employee shall be entitled to participate in the medical, dental and vision insurance plans which are from time to time made available to other employees of the Company in accordance with the Company’s policies then in effect. The right to receive such insurance benefits shall vest if and only if any of the foregoing types of insurance plans are adopted and maintained by the Company. In addition, commencing in the second year of Employee’s employment, the sum of one thousand dollars ($1,000) shall be deposited into a flexible spending account each year earmarked for Employee’s benefit to be used only for qualified medical expenses. If Employee’s employment is terminated for whatever reason before such sum is expended by him, any remaining balance will be cancelled upon termination of employment. The insurance provided to Employee shall be consistent with that afforded to other C-level executives of the Company.

4.2      Paid Time Off and Sick Pay.

(a)        Paid Time Off. Employee shall be entitled to a maximum of twenty (20) working days’ off during each one-year period of this Agreement without loss of compensation, to be taken at a time or times mutually agreed upon by the Company and Employee. Paid time off days may be taken only at such times as are mutually convenient for the Company and Employee. Employee acknowledges that all matters regarding paid time off will be subject to the Company’s written policy with respect thereto, a copy of which shall be provided to Employee upon commencement of his employment.

(b)        Sick Days. Commencing after the first sixty (60) calendar days of Employee’s employment, Employee shall be entitled to take a maximum of four (4) sick days per calendar year without loss of compensation. Employee acknowledges that all matters regarding sick leave will be subject to the Company’s written policy with respect thereto, a copy of which shall be provided to Employee upon commencement of his employment.

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4.3      Business Expenses. The Company shall reimburse Employee monthly for all reasonable business expenses incurred by Employee in performing the Services hereunder, including, without limitation: (a) expenses incurred for business travel; (b) meals, lodging, and ground transportation expenses incurred during business travel; (c) pre-approved promotional expenses; (d) long distance telephone charges; and (e) any other expenses which the Company determines is necessary in connection with the performance of Employee’s Services hereunder. Each such expense shall be reimbursable only if it is of such a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company and has been pre-approved in writing by the Company. Employee shall furnish to the Company adequate records, receipts and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction. Notwithstanding the foregoing, Employee shall not be required to obtain prior written approval for expenditures under the sum of $500. All travel shall be in accordance with the Company’s Travel Policy applicable to other C-level executives of the Company.

4.4      Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any provision of this Agreement is likely to be interpreted as a personal loan prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Act”), then such provision shall be modified as necessary or appropriate so as to not violate the Act and if this cannot be accomplished, then the Company shall use its reasonable efforts to provide Employee with similar, but lawful, substitute benefits at a cost to the Company not to significantly exceed the amount the Company would have otherwise paid to provide such benefit(s) to Employee.

4.5      Modification of Benefits. The Company reserves the right from time to time to alter, modify or eliminate benefits offered to it employees under any of the Company’s policies or plans.

5.            OBLIGATIONS OF EMPLOYEE

5.1      Confidential and Proprietary Information. Employee acknowledges and agrees that he has been given, and during the continuance of this Agreement and in the course of discharging his duties hereunder he will have access to and become acquainted with, information and know-how concerning the operations, products and processes of the Company which are confidential and/or proprietary to the Company (and/or its licensors and affiliates). As a condition of Employee’s employment, Employee agrees to execute an At-Will Employment, Confidential Information, and Invention Assignment Agreement (the “Proprietary Rights Agreement”) which, among other things, shall set forth Employee’s obligations with respect to the Company’s confidential and proprietary information. An executed copy of the Proprietary Rights Agreement shall be attached hereto as Exhibit B and incorporated herein by reference.

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5.2       Non-Competition and Non-Solicitation By Employee. Employee acknowledges and agrees that his duty of loyalty to the Company is of paramount importance. As a condition of Employee’s employment, Employee acknowledges and agrees to abide by the provisions regarding non-competition and non-solicitation set forth in the Proprietary Rights Agreement attached hereto as Exhibit B.

5.3       Equitable Remedies. In the event of a breach or threatened breach of the provisions of Section 5 of this Agreement, including its subsections, the Company shall be entitled to an injunction enjoining Employee from such breach, but nothing herein shall be construed as prohibiting the Company from pursuing in addition any other remedies available for such breach or threatened breach.

6.            COMPLIANCE AND REPRESENTATIONS; ETHICAL CONDUCT

6.1      Ethical Conduct. It is the policy of Capricor to conduct its business at all times in accordance with the highest standards of corporate, business and medical ethics. Employee agrees to comply with those standards as more particularly set forth in the Company’s Code of Conduct and Ethics in all matters relating to the Services and all other performance under or pursuant to this Agreement.

6.2      Compliance with Laws. In the performance of the Services hereunder, Employee will comply with all applicable laws, rules and regulations of any government or governmental body or board having jurisdiction and all professional standards and guidelines or any code of conduct which may be applicable to persons involved in the conduct of clinical trials.

6.3      No Improper Payments. Employee agrees that he will not, either on his own behalf or on behalf of the Company, make any improper payment or make any donation, or give anything of value, either directly or indirectly, to an official of any government for the purpose of improperly influencing an act or decision of the official in his or her official capacity or inducing the official to use his or her influence to assist Employee or the Company in obtaining or maintaining business or for any other improper purpose prohibited by applicable law or the public policies of the U.S. or any country in which the Company’s clinical trials are conducted.

6.4      No Political Payments. Employee shall not, in the name, on behalf or for the benefit of the Company or any of its affiliates or in respect any clinical trial which it is conducting, offer, pay, give, promise to pay or give, or authorize the payment or gift of money or anything of value to any official, political party (or employee of a customer) or to any other person at the request, suggestion or direction of any official, political party (or employee of a customer) or when all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any such person for the purpose of improperly obtaining or retaining business or favorable governmental action.

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6.5      No Debarment. Employee represents that as of the time of the signing of this Agreement, he has not been debarred in the conduct of clinical trials and he will not knowingly use the services of any debarred person in connection with any work on any clinical trial conducted by the Company. If at any time after execution of this Agreement and continuing for a period of one (1) year after the termination hereof, Employee becomes aware that he or any person utilized for the conduct of any of the Company’s clinical trials is, or is knowingly in the process of being debarred, Employee shall so notify the Company in writing immediately.

7.            TERMINATION OF EMPLOYMENT

7.1      At-Will Employment. The employment of Employee shall commence on the Effective Date and shall continue in effect until the termination hereof by either party. The employment of Employee is “At-Will” and may be terminated at the will of either the Company or Employee, with or without cause or notice.

7.2      Payments Due Upon Termination. Upon termination of Employee’s employment, the Company shall pay to Employee on such date required by applicable law, a lump sum amount in cash equal to Employee’s Base Salary and other payments due through the date of termination to the extent not theretofore paid.

8.            GENERAL PROVISIONS

8.1      Notices. Any notices to be given by either party to the other may be effected either by personal delivery in writing, by facsimile or electronic transmission or by mail, registered or certified, postage prepaid. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement or such other address on file for Employee in Employee’s personnel records, but each party may change its address by written notice in accordance with this section. Notices personally delivered or sent by facsimile transmission shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated two (2) days after the date on which they are mailed.

8.2      Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Employee by the Company, excluding any Nondisclosure Agreement previously signed by Employee, the Proprietary Rights Agreement, the written policies adopted by the Company from time to time, and a Dispute Resolution and Mutually Binding Arbitration Agreement to be executed by the parties contemporaneous herewith, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, other than those set forth herein, have been made by any party, or anyone acting on behalf of any party, and that no other agreement, statement, or promise between the parties not contained in this Agreement shall be valid or binding on the parties. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

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8.3      Severability. If any one or more provisions in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be judicially modified accordingly to make such provision enforceable and if not possible to reasonably do so, such provision shall be deemed excluded from this Agreement. In such case, the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.4      Waiver. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

8.5      Governing Law. This Agreement and each of its provisions shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of law principles), except that the laws of the State of Delaware shall govern all matters as to the Stock Plan and Stock Option Agreement. The state and federal courts of the State of California in Los Angeles County shall have exclusive jurisdiction to determine any controversies arising in connection with this Agreement or the relationship of the parties.

8.6      Agreement Binding. This Agreement shall inure to the benefit of and be binding upon the Company and its affiliates, successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such succession had taken place.

8.7      Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of Sections 5, 6 and 8 (and each of their subsections) shall survive the expiration or termination of this Agreement as necessary to give full effect to all of the provisions contained herein.

8.8      Headings and Captions. Section headings and captions used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Capricor, Inc.		Employee:

By:	/s/ Karen Krasney	/s/ Leland Gershell, MD, Ph.D.
Leland James Gershell, MD, Ph.D.

Name:	Karen Krasney

Title:	EVP, General Counsel

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